UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2006

TASKER PRODUCTS CORP.

(Exact name of Registrant as specified in its charter)

Nevada	0-32019	88-0426048
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

39 Old Ridgebury Road

Danbury, Connecticut 06810

(Address of principal executive offices)

Registrant’s telephone number:  (203) 730-4350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As of October 20, 2006, Tasker Products Corp. (the “Registrant”), Wynn Starr Special Products LLC, Pharlo IP LLC, f/k/a Indian River Labs, LLC, and Pharlo Citrus Technologies, Inc. entered into a second amendment to the Exclusive Field of Use License Agreement and Product Sale Agreement, dated as of September 16, 2004, as amended, between Wynn Starr Special Products LLC, Pharlo IP LLC, f/k/a Indian River Labs, LLC, and Pharlo Citrus Technologies, Inc. The October 20, 2006 amendment, amended the purchase terms such that Wynn Starr will purchase licensed products from the Registrant at a price equal to 70% of the net sale price per gallon sold and in no event less than manufacturing cost plus 40% of manufacturing cost. However, the minimum purchase price to Wynn Starr may be adjusted to the extent manufacturing cost varies by more than 5%. Net sale price and license products are defined in the Exclusive Field of Use License Agreement and Product Sale Agreement. The amendment also includes other target performance criteria.

Steven B. Zavagli, a former member of our board of directors, is the founder, Chairman and the Chief Executive Officer of Wynn Starr and Wynn Starr’s ultimate parent company, Wynn Starr Flavors, Inc.

Item 9.01.  Financial Statements and Exhibits

(d)                                                                Exhibits

Exhibit No.	Description

10.1

Second Amendment to Exclusive Field of Use License Agreement and Product Sale Agreement, by and between the Registrant, Wynn Starr Special Products LLC, Pharlo Citrus Technologies, Inc., and Pharlo IP, LLC f/k/a Indian River Labs LLC, dated as of October 20, 2006 (incorporated by reference to the Registrant’s Form S-1 (File No. 333-133549) filed on October 25, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASKER PRODUCTS CORP.
Dated: October 25, 2006	By:	/s/ Stathis Kouninis
Stathis Kouninis
Chief Financial Officer